Exhibit 99.1

412 Mt. Kemble Ave, Ste 110C	+1 973-461-5200
Morristown,	+1-973-605-2942
NJ 07960, USA	www.majesco.com

PRESS RELEASE

Majesco Announces Record Fiscal 2018 Year-End Financial Results

Fourth quarter revenues grew 17% to a record $32.9 million versus fourth quarter FY17

Cloud revenues up 93.8% from fourth quarter FY17 and represent 32% of total revenues

Adjusted EBITDA margin was 8.8%, a 310 basis point improvement from fourth quarter FY17

Morristown, NJ – May 9, 2018 – Majesco (NYSE American: MJCO), a global provider of core insurance platform software and consulting services for insurance business transformation, announced its financial results today for the fiscal 2018 fourth quarter and fiscal year ended March 31, 2018.

“Majesco achieved record quarterly revenues driven by growing market demand for our cloud-based platform solutions,” stated Ketan Mehta, Majesco’s CEO and Co-Founder. “This is the third consecutive quarter of sequential revenue growth, despite declining services revenue from on-premise business reflecting the successful strategic and fundamental shift in our business model towards cloud. Cloud revenues represented 32% of fourth quarter revenues, compared to 19.3% for the same period last year, while cloud subscription revenues have grown 58% and represent 9.1% of total revenue, compared to 6.7% of total revenue in the same quarter last year. During the quarter, we added four new clients.”

“As a result of the strong revenue growth and favorable mix of cloud-based revenues, profitability continues to improve and adjusted EBITDA, as a percent of revenues was 8.8%, 310 basis points higher than the same quarter last year and 200 basis points higher than the fiscal 2018 third quarter. I am encouraged by the return to net profitability in the fourth quarter after net losses in the four prior consecutive quarters. Momentum in our business remains strong and we ended the year with a robust backlog of $90.6 million which is 41.5% higher than the backlog a year ago. We have also grown our recurring revenue by 34% during the year, further strengthening the predictability of our business.

“I am extremely pleased with our record fourth quarter results and see that our focus and investments are well aligned with the disruption taking place in the industry. Insurance carriers across all tiers as well as incumbent greenfields and InsurTech startups throughout the P&C, L&A and Group markets are recognizing Majesco for our leading solutions that enable growth and innovation strategies by delivering speed to value. Majesco is at the forefront of the shift to Digital Insurance 2.0, and during the year we announced several new initiatives strengthening our position as a leading platform company in the insurance industry. Carriers are taking notice of our partnership with IBM as we signed one of the largest cloud deals in the industry with MetLife for digital transformation. Moreover, we announced our microservices based Majesco Digital1st Platform, a new cloud-only digital platform which offers cutting-edge capabilities designed to rapidly develop and deploy innovative insurance digital solutions in days rather than months or years. One important component of Majesco’s Digital 1st platform is EcoExchange, a marketplace of insurance solution partners for quick and easy integration. In addition, we had a new release of Majesco P&C Suite and Majesco L&A and Group suite providing further out-of-the box digital capabilities.

“Fiscal 2018 was a transformative year. I am excited to support our customers’ transition to Digital Insurance 2.0 and the opportunities to grow our business in fiscal 2019 and beyond,” concluded Ketan Mehta, Majesco’s CEO and Co-Founder.

Financial Highlights

For the fourth quarter ended March 31, 2018

•	Revenue for the fourth quarter ended March 31, 2018, was $32.9 million as compared to $28.2 million in the corresponding quarter of last fiscal year. The 17.0% increase is driven by the successful ramp up of the IBM program, growth in our subscription revenues and growth in the APAC market.

•	Gross profit was $15.4 million (46.9% of revenue) for the fourth quarter ended March 31, 2018, compared to $13.4 million (47.6% of revenue) for the quarter ended March 31, 2017. Though the margin in absolute values grew 15% on the back of higher revenues, as a percentage of revenue it came in lower mainly due to the ramp up in resources to deliver the new programs that were won in the last two quarters as well as create a resource pool for future growth.

•	Research and development (R&D) expenses were $4.6 million (13.9% of revenue) during the fourth quarter ended March 31, 2018, as compared to $4.2 million (15.0% of revenue) during the quarter ended March 31, 2017. The company continues to invest in R&D to increase the depth as well as range of its offering portfolio.

•	SG&A expenses were $10.0 million (30.4% of revenue) during the fourth quarter ended March 31, 2018, as compared to $9.4 million (33.5% of revenue) for the quarter ended March 31, 2017. With the growth in revenue, the decline in SG&A as a percentage of revenue reflects improved operating leverage.

•	Adjusted EBITDA for the fourth quarter ended March 31, 2018, was $2.9 million (8.8% of revenue) as compared to $1.6 million (5.7% of revenue) for the quarter ended March 31, 2017. Sequentially, EBITDA, as a percentage of revenue, was higher by 200 basis points as compared to the previous quarter ended December 31, 2017.

•	Net income for the fourth quarter ended March 31, 2018 was $0.4 million, or $0.01 per diluted share, as compared to a net loss of $0.8 million, or $(0.02) per share, for the quarter ended March 31, 2017.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the fiscal year ended March 31, 2018

•	Revenue for the fiscal year ended March 31, 2018 was $123.0 million as compared to $121.8 million in the fiscal year ended March 31, 2017. Though the growth for the year is only about 1%, there has been a significant shift in our revenue profile. Revenue from on-premise implementation have declined 25% on a full year basis, whereas cloud revenues have increased 57% and fully mitigate this decline. We expect continued growth in cloud revenues to more than offset the decline on-premise implementation revenues.

•	Gross profit was $55.9 million (45.4% of revenue) for the fiscal year ended March 31, 2018, compared to $58.3 million (47.9% of revenue) for the fiscal year ended March 31, 2017. The decline in gross profit margin was primarily due to the ramp up of resources to support revenue growth in our cloud business and recent new customer wins.

•	R&D expenses were $17.3 million (14.0% of revenue) during the fiscal year ended March 31, 2018 as compared to $17.2 million (14.2% of revenue) during the fiscal year ended March 31, 2017. R&D expenses in fiscal 2018 were aligned to new product developments and the digital forays.

•	SG&A expenses were $41.0 million (33.4% of revenue) during the fiscal year ended March 31, 2018 as compared to $41.3 million (33.9% of revenue) for the fiscal year ended March 31, 2017. The investment in sales continued while the savings were derived from the G&A expenses

•	Adjusted EBITDA for the fiscal year ended March 31, 2018 was $5.7 million (4.6% of revenue) as compared to $6.1 million (5.0% of revenue) for the fiscal year ended March 31, 2017.

•	Net loss for the fiscal year ended March 31, 2018 was $5.0 million, or $(0.14) per share as compared to a net loss of $0.9 million, or $(0.02) per share, for the fiscal year ended March 31, 2017. During the fiscal 2018 third quarter, the company made an adjustment of $2.67 million, or $0.07 per share to write down the company’s deferred tax asset in line with the recent changes made to the Tax Code.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $9.2 million at March 31, 2018, compared to $11.5 million at December 31, 2017, and $12.5 million as at March 31, 2017.

•	Total debt at March 31, 2018, was $13.6 million, compared to $13.0 million at December 31, 2017 and $12.6 million as at March 31, 2017.

•	DSO’s were 80 days at March 31, 2018, as compared to 72 days in the previous quarter ended December 31, 2017. The higher DSO’s is primarily due to the year-end billings linked to milestones achievement.

Highlights of customer wins during the fourth quarter of fiscal 2018 include:

•	During the quarter, Majesco had four new client wins including:

o	A tier one global property and casualty insurer selected Majesco Billing for their new greenfield to support small commercial products following a rapid five-month process. The insurer has been a client of Majesco for over 12 years.

o	A new insurance start-up based in Arizona, selected Majesco Core Suite for P&C platform on the Majesco CloudInsurer platform to support their market launch and growth strategies in a SaaS model.

o	An InsurTech startup currently in stealth mode, selected Majesco CloudInsurer platform including Majesco Policy for P&C and Majesco Billing as the foundation for their launch of a new MGA for the commercial auto market initially into seven states.

o	A Tier three Insurer selected Majesco P&C Suite on Majesco CloudInsurer as the foundation for their business growth strategy.

•	In addition, a tier one specialty insurer extended our relation and signed a three-year agreement for application management services with Majesco to support their worker’s compensation operational systems.

•	For fiscal 2018, new client wins globally included nine deals in North America, two in the APAC region and one in the UK. Total Contract Value of new and existing client wins during fiscal 2018 totalled $216.4 million.

Other Highlights

•	Go Lives for the quarter include two Majesco Billing customers including one tier one insurer and one customer who went live with agent portal

•	Revenue from cloud-based customers was $10.5 million (32.0% of total revenue) for the quarter ending March 31, 2018 up by 93.8% as compared to $5.4 million (19.3% of total revenue) million in the quarter ended March 31, 2017. Total cloud customers count stood at 37 as of March 31, 2018.

•	Total recurring revenue which includes license revenue, recurring subscription, and maintenance and support, was at $9.0 million, or 27.5% of total revenue, for the quarter ended March 31, 2018, as compared to $6.7 million, or 24.0% of total revenue, for the quarter ended March 31, 2017, reflecting growth of 34.3.% year-on-year.

•	Majesco’s 12-month order backlog at March 31, 2018, was $90.6 million as compared to $64.0 million at March 31, 2017 reflecting a growth of 41.5%. Cloud composition in the 12-month backlog at the end of March 31, 2018 constituted 43.4% as compared to 29.9% at the end of March 31, 2017.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2018 fourth quarter and full year financial results at 4:30 p.m. ET on Wednesday, May 9, 2018. Anyone interested in participating should call 800-239-9838 if calling from the U.S., or 323-794-2551 if dialing internationally. A replay will be available until May 23, 2018, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode: 3697388 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=129039.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 160 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on June 16, 2017, as amended by Majesco’s quarterly report on Form 10-Q.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:
Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended March 31, 2018	Three Months ended March 31, 2017	Twelve Months ended March 31, 2018	Twelve Months ended March 31, 2017

Revenue	$32,947	$28,156	$122,985	$121,768
Cost of revenue	17,503	14,760	67,121	63,461
Gross profit	$15,444	$13,396	$55,864	$58,307

Operating expenses
Research and development expenses	$4,582	$4,225	$17,250	$17,236
Selling, general and administrative expenses	10,002	9,438	41,021	41,310
Total operating expenses	$14,584	$13,663	$58,271	$58,546
Income/(Loss) from operations	$860	$(267)	$(2,407)	$(239)
Interest income	32	14	51	41
Interest expense	(138)	(127)	(516)	(612)
Other income (expenses), net	92	(238)	(74)	(15)
Income/(Loss) before provision for income taxes	$846	$(618)	$(2,946)	$(825)
(Benefit)/Provision for income taxes	412	181	2,055	97
Net Income/(Loss)	$434	$(799)	$(5,001)	$(922)

Earnings (Loss) per share:
Basic	$0.01	$(0.02)	$(0.14)	$(0.02)
Diluted	$0.01	$(0.02)	$(0.14)	$(0.02)
Weighted average number of common shares outstanding
Basic	36,558,001	36,498,141	36,540,199	36,477,774
Diluted	38,913,576	36,498,141	36,540,199	36,477,774

See accompanying notes to the Consolidated Financial Statements.

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	March 31, 2018	March 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,152	$11,635
Short term investments	--	829
Restricted cash	53	53
Accounts receivables, net	19,103	12,227
Unbilled accounts receivable	9,997	8,563
Deferred income tax assets	--	2,018
Prepaid expenses and other current assets	9,494	5,961
Total current assets	47,799	41,286
Property and equipment, net	2,755	3,659
Intangible assets, net	6,535	8,708
Deferred income tax assets	7,171	3,856
Other assets	50	289
Goodwill	32,216	32,216
Total Assets	$96,526	$90,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	203	$310
Short Term Debt	5,269	2,561
Accounts payable	2,353	2,923
Accrued expenses and other liabilities	22,032	14,911
Deferred revenue	12,201	10,982
Total current liabilities	42,058	31,687
Capital lease obligation, net of current portion	--	288
Term loan - bank	8,367	10,000
Other	928	2,191
Total Liabilities	$51,353	$44,166

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of March 31, 2018 and 50,000,000 as of March 31, 2017, NIL shares issued and outstanding as of March 31, 2018 and March 31, 2017	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of March 31, 2018 and 450,000,000 as of March 31, 2017, 36,600,457 shares issued and outstanding as of March 31, 2018 and 36,508,203 as of March 31, 2017	$73	$73
Additional paid-in capital	75,021	71,343
Accumulated deficit	(30,282)	(25,282)
Accumulated other comprehensive income	361	(286)
Total equity of common stockholder	45,173	45,848
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$96,526	$90,014

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(U.S. dollars; in thousands):	2018	2017	2018	2017
Net Income (Loss)	$434	$(799)	$(5,001)	$(922)

Add:
Provision (benefit) for income taxes	412	181	2,055	97
Depreciation and amortization	1,106	1,254	4,849	4,720

Interest expense	138	127	516	612

Less:
Interest income	(32)	(14)	(51)	(41)
Other income (expenses), net	(92)	237	74	15
EBITDA	$1,966	$986	$2,442	$4,481

Add:
Stock based compensation	941	618	3,253	1,578
Adjusted EBITDA	2,907	$1,604	$5,695	$6,059

Revenue	32,947	28,156	122,985	121,768
Adjusted EBITDA as a % of Revenue	8.82%	5.70%	4.63%	4.98%